UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2005

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue
Beaverton, Oregon 97006
(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              OTHER EVENTS

On May 31, 2005,  several members of the management team of Cascade Microtech, Inc., (“Cascade Microtech”), Eric Strid, its Chairman and Chief Executive Officer and a director, Reed Gleason, its Vice President, Advanced Development and a director, Bruce McFadden, its VP and General Manager, Pyramid Probe Division, John Pence, its VP and General Manager, Engineering Products Division, and F. Paul Carlson, a director, established stock trading plans in accordance with Rule 10b5-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, to provide for pre-determined sales of a portion of their Cascade Microtech common stock, subject to certain contingencies.

Under the Rule 10b5-1 plans, Mr. Strid will sell up to a maximum of 250,000 shares over a period of up to 15 months, which represents approximately 14% of Mr. Strid’s current direct and indirect holdings of Cascade Microtech common stock and options to purchase common stock and less than 2% of the currently outstanding common stock of Cascade Microtech at June 30, 2005; Mr. Gleason will sell up to a maximum of 250,000 shares over a period of up to 15 months, which represents approximately 15% of Mr. Gleason’s current holdings of Cascade Microtech common stock and options to purchase common stock and less than 2% of the currently outstanding common stock of Cascade Microtech; Mr. McFadden will sell up to a maximum of 107,000 shares over a period of up to 15 months, which represents approximately 38% of Mr. McFadden’s current holdings of Cascade Microtech common stock and options to purchase common stock and less than 1% of the currently outstanding common stock of Cascade Microtech; Mr. Pence will sell up to a maximum of 64,654 shares over a period of up to 15 months, which represents approximately 38% of Mr. Pence’s current holdings of Cascade Microtech common stock and options to purchase common stock and less than 1% of the currently outstanding common stock of Cascade Microtech; and Mr. Carlson will sell up to a maximum of 25,000 shares over a period of up to 15 months, which represents approximately 16% of Mr. Carlson’s current holdings of Cascade Microtech common stock and options to purchase common stock and less than 1% of the currently outstanding common stock of Cascade Microtech.

The Rule 10b5-1 plans identified above were adopted in May 2005 during an open trading window for company employees under the Company’s Statement of Policy Regarding Insider Trading. The first sales of shares of Cascade Microtech common stock under these Rule 10b5-1 plans will not occur for at least 90 days following when the plans were adopted, which is expected to occur in early September, 2005. Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information, and allows the insiders to trade on a regular basis, regardless of any subsequent material non-public information they receive. Such plans allow insiders to diversify their holdings and to minimize the market impact of stock sales by spreading them out over time.  Transactions under the plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 24, 2005.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Steven Sipowicz
Steven Sipowicz
Vice President and Chief Financial Officer